<PAGE 81>

                                                   Exhibit 10.4

                  FIRST AMENDMENT TO CHARTER

     This Amendment (the "Amendment"), amending the Charter dated as of February 17, 1995 (the "Charter") between American Gaming & Entertainment, Ltd. ("AGEL"), owner, and President Mississippi Charter Corporation ("Charterer"), is made and entered into this 30th day of October, 1998, (effective as of December 1, 1997), by Charterer, on the one hand, and AGEL, as owner with the concurrence of the following parties (hereinafter sometimes referred to collectively as the "AmGam Group"), on the other hand: AmGam Associates, a Mississippi partnership ("AmGam"), American Gaming & Resorts of Mississippi, Inc., a Mississippi corporation ("AGRM"), the Official Committee of the Unsecured Creditors of AmGam, the Official Committee of the Unsecured Creditors of AGRM, AGEL and Shamrock Holdings, Inc. (formerly known as Bennett Holdings Group, Inc.) ("Shamrock").

     WHEREAS, pursuant to the Charter, Charterer chartered from AGEL the vessel known as the Gold Coast Barge, U.S.O.C. No.
995650;

     WHEREAS, Charterer desires to amend the Charter as hereinafter set forth; and

     WHEREAS, the parties have entered into a letter agreement dated October 22, 1997 setting forth the financial terms of this Amendment, agreeing to settle certain litigation, and setting forth other understandings among the parties (the "Term Sheet");

     WHEREAS, this Term Sheet has been approved by the United
States Bankruptcy Court for the Northern District of New York and the United States Bankruptcy Court for Southern District of
Mississippi.

     WHEREAS, the members of the AmGam Group have proposed to settle all disputes among themselves pursuant to an agreement dated November 11, 1996 (the "Global Settlement");

     NOW THEREFORE, in consideration of the foregoing and of the representations, warranties and covenants in this Amendment and in the Charter, and for other good and valuable consideration set forth in the Term Sheet, the parties agree that the Charter shall be amended to conform with provisions of the Term Sheet as follows:

                            DEFINITIONS

     Capitalized terms used herein and not otherwise defined or redefined shall have the meanings set forth in the Charter. The following terms, however, shall be defined for purposes of this Amendment and for purposes of the Charter provisions that survive this Amendment as follows:


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     1.     The term "Owner" as used in this Charter shall refer
to AGEL.

     2. The term "Charter" as used hereinbelow and in the Charter shall hereinafter refer to the Charter, as it has been
amended by this Amendment.   Any reference to the Charter in the
Charter itself, whether directly or through the use of words such as "herein," shall refer to the Charter as amended by this Amendment.

     3. The term "Closing Date" shall mean the date of execution of this Amendment.

     4. The term "Payee" shall refer to the law firm of Rimmer, Rawlings, MacInnis & Hedglin, in its capacity as the escrow agent for the escrow account of AmGam established pursuant to the Order of the Bankruptcy Court dated April 28, 1996 (as amended on August 1, 1996), or such other person or entity designated by the Bankruptcy Court or designated to Charterer by the Owner in writing.

                      I. CHARTER PERIOD

     Section 2 of the Charter shall be amended by deleting the entire Section 2 and substituting, in lieu thereof, the following:

     The amended charter period for the Vessel shall extend from December 1, 1997 until April 15, 2000, unless earlier terminated because the Vessel has been sold to Charterer or a third party
(the "Charter Period").   The date of the expiration of the
Charter Period shall be referred to herein as the "Charter Expiration Date." Upon the Charter Expiration Date, unless the Vessel shall have been purchased by Charterer pursuant to Section 15 of the Charter (as amended by this Amendment), the Vessel shall be returned to the Owner in accordance with the terms of
Section 13 of the Charter.

             II. CHARTER HIRE AND INITIAL PAYMENT

     Section 3 of the Charter shall be amended by deleting the entire Section 3 and substituting, in lieu thereof, the following:

     (a) On the Closing Date, Charterer shall pay the Payee the sum of One Million, Five Hundred Twenty-Five Thousand Dollars


<PAGE 83>

($1,525,000.00) representing past due sums pursuant to the original charter and in addition thereto, all monthly Charter Hire payments that have accrued since December 1, 1997, up until
the Closing Date.   In connection therewith, the parties shall
execute the Agreement of Release attached hereto as Exhibit A.

     (b) The Charter Hire owed by Charterer under the Charter for each month of the Charter Period shall be Two Hundred Fifteen Thousand Dollars ($215,000.00). The Charter Hire for any partial calendar month during the Charter Period shall be equal to Two Hundred Fifteen Thousand Dollars ($215,000.00) multiplied by a fraction the numerator of which is the number of Charter Period days in such partial month and the denominator of which is the total number of days in such month. From and after the Closing date, the Charter Hire for each month shall be paid prior to the tenth of the month.

     (c) From and after the Closing date, if the Charter Hire in any particular month is not paid by the tenth calendar day of such month, then Charterer shall pay to Payee a late fee of $21,500, together with the Charter Hire for such month.

                        III.  INSURANCE

     Subsection (a) of Section 5 of the Charter shall be amended to delete Subsection 5(a) and to substitute the following language prior to the "provided however":

     (a) Charterer shall obtain and maintain during the Charter Period, at Charterer's sole cost and expense, insurance in such amounts covering the Vessel and all equipment aboard the Vessel against such risks as Owner shall reasonably determine to be desirable to fully protect its economic interests in the Vessel (which amounts shall in no event be less than $9,000,000, provided that the value survey submitted to Charterer's underwriter supports such value to the reasonable satisfaction of such underwriter), and shall obtain and maintain during the Charter Period at Charterer's sole cost and expense general liability and such other insurance policies with respect to the Vessel and the operation to be conducted on the Vessel and at the Dockage Site, and in such amounts, as Charterer shall reasonably determine to be necessary or appropriate. In no event shall the amount of general liability insurance be less than $12,000,000. Both the Owner and Charterer shall be named as insureds with waiver of subrogation under the general liability policies (and such other policies as Charterer shall deem appropriate) and as loss payees under all other insurance policies so obtained and maintained. Charterer's responsibility for the cost of the insurance required to be obtained and maintained under this
Section 5 shall for the cost of the insurance required to be obtained and maintained under this Section 5 shall commence upon delivery of the Vessel to Charterer at the Delivery Site on the Commencement Date.


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           IV. REPRESENTATIONS AND WARRANTIES

     Section 6(b) of the Charter shall be amended to add a new paragraph (xi), which shall read as follows:

     (xi) Except as disclosed on Exhibit B to this Amendment, (A) Charterer is not aware of nor has it received any notice, written or oral, by any governmental agency or entity that an order or directive has been issued or will be issued relating to any known condition or defect with respect to the Vessel; (B) Charterer is unaware of any condition or defect that may result in a claim for a breach of the representations and warranties of Owner under
Section 6(a) of the Charter, other that those items released pursuant to the release attached hereto as Exhibit A; and (C) following the date hereof, Charterer will disclose to Owner each and every notice, written or oral, by any governmental agency or entity advising that an order or directive has been or will be issued relating to a breach of any representation and warranty under Section 6(a) hereof.

       V.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     Section 8(a) shall be amended to add the following clause at the end of the sentence comprising Section 8(a) of the Charter, to read as follows:

     "; provided, however, that Owner shall be responsible for any breach of the representations and warranties of Owner under
Section 6(a) of the Charter only to the extent that such breach was not known to Charterer on the Closing Date. Breaches of representations and warranties that were known to Charterer on or before the Closing Date are waived and released to the fullest extent of the law."

                         VI.  REDELIVERY

     The first sentence of Section 13(a) shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

     (a)     Subject to Charterer's exercise of the Purchase
Option set forth in Section 15 of the Charter (as amended by this Amendment), Owner shall cause the Vessel (other than the Electrical Equipment, the Fire Pump and the Transition Equipment) to be removed from the Dockage Site no later than ten (10) business days after the Charter Expiration Date.

     Section 13(b) shall be amended to read as follows:

     Upon redelivery of the Vessel, the Owner may require that the Vessel be surveyed by a qualified independent marine surveyor


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mutually acceptable to the Owner and the Charterer. Charterer shall reimburse Owner for one-half of the reasonable costs of the marine survey obtained pursuant to this Section 13(b) up to a maximum reimbursement of Five Thousand ($5,000.00) Dollars. In addition to Charterer's obligations pursuant to Sections 9 and 11 of the Charter, which shall remain intact, Charterer shall be obligated to redeliver the Vessel in the same condition that Charterer last used the Vessel in its normal business operations.


     A new section 13(c) shall be added as follows:

     (c) On February 1, 2000 (assuming the Charter has not been terminated prior thereto), Charterer shall establish an escrow account, and shall escrow up to $500,000.00 of the Charter Hire due from February 1, 2000 until the end of the Charter Period (the "Removal Escrow"), to fund Owner's share of the cost of the removal of the Vessel at the termination of the Charter Period. The Charterer shall fund its equal share of the Removal Escrow concurrently with Owner. If the amounts held in the Removal Escrow are greater than the cost of the removal of the Vessel under Section 13(a), then any excess shall be paid to Owner and Charterer equally upon the removal of the Vessel in accordance with Section 13(a).

     A new Section 13(d) shall be added to the Charter, to read, in its entirety, as follows:

     (d) Upon termination of the Charter, for any reason (i) Charterer shall leave in place all wiring, connections, switches, splitters, couplings and junctions necessary to operate slot and player tracking Systems; and (ii) Charterer shall be entitled to remove from the Vessel all furniture, slot, tracking and other equipment and all other property owned by Charterer;

                       VII. PURCHASE OPTION

     Section 15 shall be deleted in its entirety, and a new
Section 15 shall be substituted in lieu thereof to read as follows:

     Section 15. Purchase Option. At any time during the Charter Period, Charterer shall have the right to make a written offer to purchase the Vessel, which offer shall be addressed to every member of the AmGam Group, or their assigns. The AmGam Group (or their assigns) shall have the right to accept or reject the offer within thirty days receipt of the written notice from Charterer. Charterer's written offer shall state "The AmGam Group shall have the right to accept or reject this offer within thirty days of receipt of this written notice from Charterer, and if it this written offer is not rejected in 30 days, it is deemed accepted." The offer shall contain the following language:


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     "If the Charterer delivers a written offer containing
     the foregoing language and if the AmGam Group does not reject the offer within 30 days of receipt of the written offer, then such offer shall be deemed to have been accepted."

     Any rejection shall be communicated in writing. Upon acceptance, the parties shall take all actions necessary or appropriate (including the cancellation of any liens that members of the AmGam Group shall have) to cause Charterer to receive a good and merchantable title to the Vessel, free and clear of all liens and encumbrances.

                        VIII.  ASSIGNMENT

     Section 17 of the Charter shall be amended by deleting
Section 17 in its entirety and substituting in lieu thereof, the following:

     Section 17.     Assignment of Sale of Barge.

     (a) The Charter, the right to receive payments thereunder, or any other interest therein, may be assigned by individual members of the AmGam Group upon the written consent of Charterer, which consent shall not be unreasonably withheld; provided, however, that the assignee must assume in writing all of the assignor's obligations under the Charter (including without limitation, Owner's indemnification obligations pursuant to Section 8 of the Charter). No assignment shall be permitted unless the transferring party and the transferee shall have received all governmental approvals, consents and actions necessary to effectuate such Transfer, and such Transfer shall not unreasonably disturb Charterer's peaceful enjoyment of the Vessel during the Charter Period. Any assignment of a percentage interest in the Charter must also include the sale of the same percentage interest in the Vessel pursuant to Section 17(b), and the "Sale Notice" provided for in Section 17(b) shall include the terms and conditions of the assignment of the Charter.

     (b) The Vessel, or any interest therein, may be sold subject to the Charter at any time during the Charter Period; provided, however, that Charterer shall have the first right of refusal with respect to any such sale. Notice of a proposed sale shall be provided to Charterer by registered mail, setting forth the name of the proposed transferee, the price to be paid and any other relevant terms of the proposed transaction (a "Sale Notice"). Charterer shall have the right, exercisable within thirty days of the date that a Sale Notice is received, (a) to purchase only the Vessel, or any interest therein, on the same terms and conditions set forth in the Sale Notice, in which case the Charter shall remain outstanding, or (b) to purchase both the interest in the


<PAGE 87>

Vessel and the interest in the Charter proposed to be transferred. If Charterer does not exercise its right of first refusal, then the proposed transfer can be effected on the same terms and conditions contained in the Sale Notice within sixty days of the termination of the thirty-day period during which Charterer had the right to exercise its right of first refusal. If the Vessel, or such interest therein, is not sold within such sixty-day period, then the proposed sale cannot be consummated without giving Charterer another Sale Notice and allowing Charterer to exercise its right of first refusal.

     (c) The AmGam Group shall structure any settlement among the members of the AmGam Group so that, if Charterer exercises its rights to purchase the Vessel (or portion thereof) pursuant to this Section 17, Charterer shall receive a good and merchantable title to the Vessel (or portion thereof), free and clear of all liens or encumbrances.

                           IX.  NOTICES

     Section 19 of the Charter shall be amended to provided for notice as follows:

     If to Charterer:

     President Mississippi Charter Corporation
     c/o President Casinos, Inc.
     800 North First Street
     St. Louis, Missouri 63102
     Fax:     (314) 622-3049
     Attention:     John S. Aylsworth

     With a copy to;

     Virginia Boulet
     Phelps Dunbar, L.L.P.
     400 Poydras Street
     New Orleans, Louisiana 70130

     If to Owner, to all of the following:

     American Gaming & Entertainment, Ltd.
     c/o Douglas Wellington
     1 Woodland Avenue
     Paramus, New Jersey 07652

     with a copy to:

     Robert A. Byrd
     145 Main Street
     Biloxi, Mississippi 39530


<PAGE 88>

     AmGam Associates and American Gaming & Resorts of Mississippi,
       Inc.
     c/o John Hedglin
     Rimmer, Rawlings, MacInnis & Hedglin, P.A.
     1290 Deposit Guaranty Plaza
     Jackson, Mississippi 39201

     The Official Committee of the Unsecured Creditors of AmGam
       Associates
     c/o T. Glover Roberts
     Sheinfeld, Maley & Kay, P.C.
     1700 Pacific Avenue
     Suite 4400
     Dallas, Texas 75201

     The Official Committee of the Unsecured Creditors of American
       Gaming & Resorts of Mississippi, Inc.
     c/o William S. Boyd, III
     Attorney at Law
     1225 Thirty-First Avenue
     Gulfport, Mississippi 39501

     Shamrock Holdings, Inc.
     c/o Richard Breeden
     2 Clinton Square
     Syracuse, New York 13202

     with a copy to:

     Brenda T. Rhoades
     Baker & Botts, L.L.P.
     2001 Ross Avenue
     Dallas, Texas 75201

     WHEREFORE, this Amendment has been executed by the parties as of the date first above mentioned.

PRESIDENT MISSISSIPPI CHARTER CORPORATION

JAMES A. ZWEIFEL
________________________
BY:
ITS:

PRESIDENT RIVERBOAT CASINO-MISSISSIPPI, INC.

JAMES A. ZWEIFEL
________________________
BY:
ITS:


<PAGE 89>

AMERICAN GAMING & ENTERTAINMENT, LTD.

J. DOUGLAS WELLINGTON
________________________
BY: J. Douglas Wellington
ITS: President & CEO

AMGAM ASSOCIATES

J. DOUGLAS WELLINGTON
________________________
BY: J. Douglas Wellington
ITS: Manager

AMERICAN GAMING & RESORTS OF MISSISSIPPI, INC.

J. DOUGLAS WELLINGTON
________________________
BY: J. Douglas Wellington
ITS: President

THE OFFICIAL COMMITTEE OF THE UNSECURED CREDITORS OF AMGAM
ASSOCIATES

T. GLOVER ROBERTS
________________________
BY: Glover Roberts
ITS: Counsel

THE OFFICIAL COMMITTEE OF THE UNSECURED CREDITORS OF AMERICAN
GAMING & RESORTS OF MISSISSIPPI, INC.

WILLIAM S. BOYD III
________________________
BY: William S. Boyd III
ITS: Counsel

SHAMROCK HOLDINGS, INC.

RICHARD C. BREEDEN
________________________
BY: Richard C. Breeden
ITS: President




<PAGE 90>

STATE OF Louisiana

PARISH OF Orleans

     Personally appeared before me, the undersigned authority in and for the said Parish and State, within my jurisdiction, the within James A. Zweifel, who acknowledged that he is Executive Vice President and Chief Financial Officer, respectively of PRESIDENT MISSISSIPPI CHARTER CORPORATION, a Mississippi Corporation, and that for and on behalf of said corporation, and as its act and deed, he signed, sealed and delivered the above and foregoing instrument for the purposes mentioned on the day and year therein mentioned, after first having been duly authorized by said corporation so to do.
     GIVEN under my hand and official seal of office on this the 30th day of October, 1998.

                                  Virginia Boulet
                                  __________________
                                  Notary Public
My Commission Expires:
for life
___________

STATE OF Louisiana

PARISH OF Orleans

     Personally appeared before me, the undersigned authority in and for the said County and State, within my jurisdiction, the within James A. Zweifel, who acknowledged that he is Executive Vice President and Chief Financial Officer, respectively of PRESIDENT RIVERBOAT CASINO-MISSISSIPPI, INC., a Mississippi Corporation, and that for and on behalf of said corporation, and as its act and


<PAGE 91>

deed, he signed, sealed and delivered the above and foregoing instrument for the purposes mentioned on the day and year therein mentioned, after first having been duly authorized by said corporation so to do.
     GIVEN under my hand and official seal of office on this the 30th day of October, 1998.

                                  VIRGINIA BOULET
                                  ________________
                                  Notary Public
My Commission Expires:
for life
__________

STATE OF New Jersey

COUNTY OF Bergen

     Personally appeared before me, the undersigned authority in and for the said County and State, within my jurisdiction, the within J. Douglas Wellington, who acknowledged that he is President & CEO, respectively of AMERICAN GAMING & ENTERTAINMENT, LTD., a Delaware Corporation, and that for and on behalf of said corporation, and as its act and deed, he signed, sealed and delivered the above and foregoing instrument for the purposes mentioned on the day and year therein mentioned, after first having been duly authorized by said corporation so to do.
     GIVEN under my hand and official seal of office on this the 26 day of October, 1998.

                                  MONICA SHAMON
                                  _______________
                                  Notary Public
My Commission Expires:
Dec. 8, 2002